UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

September 4, 2012

PRO-DEX, INC.

(Exact name of registrant as specified in its charter)

COLORADO	0-14942	84-1261240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2361 McGaw Avenue

Irvine, Ca. 92614

(Address of principal executive offices, zip code)

(949) 769-3200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

The information in this Item 2.02 of this Form 8-K, as well as Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On September 4, 2012, Pro-Dex, Inc. (the “Company”) is issuing a press release announcing its financial performance for the fourth fiscal quarter and fiscal year ended June 30, 2012. On that same date, the Company is holding a conference call concerning its financial performance for the fourth fiscal quarter and fiscal year ended June 30, 2012. A copy of the press release is attached to this Form 8-K as Exhibit 99.1, which is incorporated herein by this reference.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

At June 20, 2012, the Company was in violation of two profitability-based covenants under its Business Loan Agreement dated February 4, 2011 as Amended by the First Amendment to such Business Loan Agreement dated May 31, 2012 (collectively, the “Business Loan Agreement”) with Union Bank, N.A. (“Union Bank”), for which Union Bank had the right to declare the Company in default of the Business Loan Agreement. On August 30, 2012, the Company notified Union Bank of its intent to terminate the Business Loan Agreement and repay indebtedness thereunder, consisting of a term loan with a remaining unpaid balance of $714,285.80 at that date, on or before September 30, 2012. By letter to the Company dated September 4, 2012 (the “Waiver Letter”), Union Bank waived the rights it otherwise would have had pursuant to the covenant violations described herein. A copy of the Waiver Letter is attached to this Form 8-K as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	Letter from Union Bank, N.A. to Pro-Dex, Inc. dated September 4, 2012.

Exhibit 99.1	Press Release dated September 4, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2012	PRO-DEX, I NC (R EGISTRANT ).

	By:	/s/ Harold A. Hurwitz
Harold A. Hurwitz
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 10.1	Letter from Union Bank, N.A. to Pro-Dex, Inc. dated September 4, 2012.

Exhibit 99.1	Press Release dated September 4, 2012.

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